EXHIBIT 10.3

EXECUTION COPY

CONFIDENTIAL TREATMENT REQUESTED -- CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

AMENDMENT NO. 3 TO POLYSILICON SUPPLY AGREEMENT

THIS AMENDMENT NO. 3 TO POLYSILICON SUPPLY AGREEMENT (This "Amendment No. 3") is made this 1 day of  August, 2009 ("Effective Date") by and between Woongjin Energy Co., Ltd., a company organized and existing under the laws of the Republic of Korea with its office located at 1316 GwanPyeong-Dong, YuSung-Gu, DaeJeon, Korea (“JVC”), and SunPower Philippines Manufacturing, Ltd., a company organized under the laws of the Philippines and having its principal office located at #100 East Main Street, Special Export Processing Zone, Laguna Techno Park, Binan Laguna, Philippines (“SunPower”).  Each of JVC and SunPower is sometimes referred to herein as a "Party" and collectively, as the "Parties".  Capitalized terms used in this Amendment No. 3 and not defined herein shall have the meaning given to such terms in the Agreement (as hereinafter defined).

RECITALS

           (a)           JVC and SunPower are parties to that certain Polysilicon Supply Agreement, dated as of December 22, 2006 and as amended from time to time (the "Agreement"), pursuant to which SunPower agreed to sell to JVC, and JVC agreed to purchase from SunPower, certain Products.

(b) The Parties desire to amend the Agreement to change the pricing for the Products set forth in the Agreement.

           NOW THEREFORE, in consideration of the promises set forth above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

AGREEMENT

Schedule 2 of the Agreement is hereby amended by deleting such Schedule in its entirety and replacing such Schedule with Schedule 2 hereto.

All other provisions of the Agreement, except as specifically amended or waived hereby, shall remain in full force and effect and are incorporated herein.

If any part of this Amendment No. 3 or the Agreement as amended herein is found to be void or unenforceable for any reason, the remainder of this Amendment No. 3 and the Agreement as amended hereunder, shall be enforced, to the fullest extent possible, as if such void or unenforceable provision was not part of this Amendment No. 3.

This Amendment No. 3 may be executed one or more counterparts, each of which shall be deemed to be an original and shall constitute one and the same instrument.  This Amendment may be executed by facsimile, and each such facsimile signature shall be deemed to be an original.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS THEREOF, the Parties hereto, intending to be legally bound, have executed this Amendment No. 3 as of the date first written above

WOONJIN ENERGY CO., LTD	SUNPOWER PHILIPPINES MANUFATURING, LTD.
/s/Hak Do Yoo	/s/ Marty Neese
Name: Hak Do Yoo	Name: Marty Neese
Title: CEO Date: Sept 2, 2009	Title: COO Date: 9-18-09

EXECUTION COPY

Schedule 2
Product Pricing

The purchase price per kilogram for Products shall be as set from time to time by SunPower or SunPower Corp. in their sole discretion and communicated to JVC by or on behalf of SunPower or SunPower Corp.

Unless changed by SunPower or SunPower Corp. after the Execution Date (with such changed being communicated to JVC by or on behalf of SunPower or SunPower Corp.), the purchase prices per kilogram for the Products will be $***.

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.